Ohr Pharmaceutical, Inc. 10-K

Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ohr Pharmaceutical, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-201368) of Ohr Pharmaceutical, Inc. of our report dated December 14, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
December 14, 2015